EXHIBIT 3.27

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:17 AM 10/27/2014
Filed 10:46 AM 10/27/2014
SRV 141335148 - 4982228 FILE

STATE OF DELAWARE
CERTIFICATE OF MERGER
OF

CARDINAL GAS STORAGE PARTNERS LLC
(a Delaware limited liability company)

WITH AND INTO

REDBIRD GAS STORAGE LLC
(a Delaware limited liability company)

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Company Act, the undersigned limited liability company does hereby certify that:

FIRST:    The name and state of organization of each of the constituent limited liability companies that is a party to the Merger Agreement (as defined below) are:

Name of Entity	Type of Entity	State
Cardinal Gas Storage Partners LLC	Limited liability company	Delaware
Redbird Gas Storage LLC	Limited liability company	Delaware

SECOND:    An agreement and plan of merger (the “Merger Agreement”) has been approved, adopted, executed and acknowledged by each of the constituent limited liability companies as required by the laws of the State of Delaware and by its governing documents.

THIRD:    Pursuant to the Merger Agreement, Cardinal Gas Storage Partners LLC, a Delaware limited liability company (the “Merging Entity”), will merge with and into Redbird Gas Storage LLC, a Delaware limited liability company (the “Surviving Entity”). The Surviving Entity will continue to exist after the merger as the surviving limited liability company under the name “Cardinal Gas Storage Partners LLC”.

FOURTH:    The Certificate of Formation of the Surviving Entity is hereby amended to reflect a change in the name of the Surviving Entity. Therefore, the First Article of the Certificate of Formation of the Surviving Entity is hereby amended and restated in its entirety to read as follows:
“FIRST: The name of the limited liability company (the “LLC”) is “Cardinal Gas Storage Partners LLC”.”
FIFTH:    The executed Merger Agreement is on file at the principal place of business of the Surviving Entity at 4200 B Stone Road, Kilgore, Texas 75662.

SIXTH:    A copy of the Merger Agreement will be furnished by the Surviving Entity, on request and without cost, to any member of the constituent limited liability companies.

SEVENTH:    The merger shall become effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned Surviving Entity has caused this Certificate of Merger to be executed effective as of the filing date.

REDBIRD GAS STORAGE LLC
a Delaware limited liability company

By:    /s/ Robert D. Bondurant
Name:    Robert D. Bondurant
Title:     Vice President